Exhibit 5.2

June 14, 2011

The Sheridan Group, Inc. 11311 McCormick Road, Suite 260 Hunt Valley, Maryland 21031-1437

Re:	Dartmouth Journal Services, Inc. Dartmouth Printing Company

Ladies and Gentlemen:

We are special New Hampshire counsel to Dartmouth Journal Services, Inc., a New Hampshire corporation (“Dartmouth Journal”) and Dartmouth Printing Company, a New Hampshire corporation (individually “Dartmouth Printing”, together with Dartmouth Journal the “Dartmouth Entities”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) of $150,000,000 aggregate principal amount of 12.500% Senior Secured Notes due 2014 (the “Exchange Notes”) of The Sheridan Group, Inc. (“Sheridan”) issued pursuant to that certain Indenture dated as of April 15, 2011 by and among Sheridan, the Dartmouth Entities, other affiliates of Sheridan and The Bank of New York Mellon Trust Company, National Association, as Trustee and Notes Collateral Agent (the “Indenture”).  We are rendering this opinion at the request of the Dartmouth Entities and do not represent any party other than the Dartmouth Entities in the subject transaction.  Accordingly, we express no opinion herein with respect to any other party.  Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

In rendering the opinions expressed herein, we have reviewed and relied upon copies of the Indenture, the Registration Rights Agreement dated April 15, 2011 by and among Sheridan, the Dartmouth Entities and other affiliates of Sheridan (the “Registration Rights Agreement”), the Registration Statement and the Guarantee included in Exhibit A of the Indenture (the “Exchange Guarantee”) (collectively, the “Documents”).   In addition, we have examined and have relied upon those documents set forth on Schedule 1, attached hereto and made a part hereof.

In rendering the following opinions, we have assumed, without investigation that the representations and warranties as to factual matters made by the Dartmouth Entities in the Documents are true and correct.  Unless otherwise stated herein, we have also assumed, but not independently verified, (i) that the documents listed on Schedule 1, upon which we have relied in rendering this opinion, are in full force and effect on the date hereof and that no modifications have been made thereto; (ii) that the documents listed on Schedule 1 are not contradicted in any way by any other documents or agreements, copies of which have not been furnished to us; (iii)

The Sheridan Group, Inc.

June 14, 2011

the genuineness of all signatures on all documents with regard to all parties; (iv) the legal capacity of all natural persons executing any document; (v) the authenticity of all documents submitted to us as originals; (vi) the conformity to the originals of all documents submitted to us as copies; (vii) the completeness, correctness and accuracy of all facts and representations set forth in all documents and in all certificates and reports reviewed in preparation of this opinion; (viii) the due authorization, execution, and delivery of the Documents with regard to parties other than the Dartmouth Entities; (ix) that any and all requirements concerning third-party consents, or notice to third-parties for the assignment, assumption and transfer of any contract, right, license, lease and permit have been satisfied; (x) that each of the Dartmouth Entities as guarantor has received “reasonably equivalent value” (within the meaning of the Uniform Fraudulent Transfer Act or Section 548 of the Bankruptcy Code) and “fair consideration” (within the meaning of such term as interpreted under the Uniform Fraudulent Transfer Act or equivalent terms as interpreted under similar laws) and consideration to support a contract in exchange therefor; and (xi) that all proceedings related to the Documents will be timely completed in the manner presently proposed in the Documents and the terms of such proceedings will be in compliance with applicable laws.

To render this opinion, we have made the investigation described herein.  We have not independently verified information obtained from third persons, except as set forth herein.  Whenever a statement herein is qualified by “to our knowledge”, (a) such phrase is intended to indicate that during the course of our representation of the Dartmouth Entities in this transaction, no information that would give the attorneys in this firm who have represented the Dartmouth Entities in this transaction actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered substantial legal services to the Dartmouth Entities in connection with this transaction, and (b) such knowledge is based solely upon: (i) the facts stated in the representations and warranties of the Dartmouth Entities contained in the Documents; and (ii) written representations to us by duly authorized representatives of the Dartmouth Entities contained in the documents set forth on Schedule 1.  We have undertaken no independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of such fact should be drawn from our representation of the Dartmouth Entities.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New Hampshire and, in rendering the following opinions, do not purport to be experts on, or to express an opinion herein concerning, any law other than that of the State of New Hampshire.  In rendering our opinions herein, we have assumed that the law of the State of New Hampshire shall govern the Documents.  We render no opinions herein regarding the application or effect of the laws, regulations or ordinances of any state, county, municipality or governmental subdivision or agency thereof or of any jurisdiction, except the laws of the State of New Hampshire.  Our opinions as to the legal existence of each of the Dartmouth Entities as a corporation under the laws of the State of New Hampshire are based solely upon our examination of the documents set forth on Schedule 1.  Moreover, we express no opinion as to the enforceability of the Documents or the application of any securities or tax laws to the transactions contemplated by the Documents nor do we express any opinion herein concerning, and we

The Sheridan Group, Inc.

June 14, 2011

assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by any federal laws, rules or regulations including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon and subject to the foregoing and the other assumptions and qualifications contained herein, we are of the opinion, as of the date hereof, that:

1.             Based solely upon the Dartmouth Printing Certificate (as defined in Schedule 1), Dartmouth Printing is a corporation legally existing under the laws of the State of New Hampshire.

2.             Based solely upon the Dartmouth Journal Certificate (as defined in Schedule 1), Dartmouth Journal is a corporation legally existing under the laws of the State of New Hampshire.

3.             Each of the Dartmouth Entities has the authority as a corporation to execute, deliver and perform its obligations under the Documents.

4.             Each of the Dartmouth Entities has duly authorized the Documents.

This opinion is strictly limited to the conclusions expressly stated herein; no other opinions are intended and no other opinions should be inferred from anything stated herein.  This opinion is an opinion of counsel only; it is not a guaranty.  We are furnishing this opinion to you and your successor and assigns solely for your (and your successors’ and assigns’) use in connection with the transaction discussed herein.  Except as expressly authorized in the last paragraph hereof, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.  The opinions herein are expressed as of the date hereof and we have no responsibility, and assume no obligation, to update this opinion or to advise you of events or circumstances occurring after the date of effectiveness of the Registration Statement or as to facts relating to prior events which are subsequently brought to our attention after the date of effectiveness of the Registration Statement.  We disavow any undertaking or obligation to advise you of any change in law.

Except as specifically set forth herein, this opinion may not be referred to or relied upon, in whole or in part without the prior written consent of this firm; provided, however, that this opinion may be relied upon by investors who receive the Exchange Notes pursuant to the Registration Statement.  This opinion letter may, to the extent pertinent, be disclosed in connection with any litigation relating to the Documents.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.”  In giving such consent, we do

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June 14, 2011

not admit that we are in the category of persons whose consent is required under Section 7 of the rules and regulations of the Commission thereunder.  Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Dechert LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/S/ DEVINE, MILLIMET & BRANCH, PROFESSIONAL ASSOCIATION

The Sheridan Group, Inc.

June 14, 2011

SCHEDULE 1

Additional Documents

1.               Certificate of the New Hampshire Secretary of State dated June 14, 2011 as to the legal existence of Dartmouth Journal in the State of New Hampshire (the “Dartmouth Journal Certificate”);

2.               Secretary’s Certificate of Dartmouth Journal dated June 14, 2011 to Devine, Millimet and Branch, Professional Association certifying the following:

(a)          Articles of Incorporation of Dartmouth Journal

(b)         Bylaws of Dartmouth Journal

(c)          Unanimous Written Consent of Directors of Dartmouth Journal dated March 30, 2011;

3.               Certificate of the New Hampshire Secretary of State dated June 14, 2011 as to the legal existence of Dartmouth Printing in the State of New Hampshire (the “Dartmouth Printing Certificate”);

4.               Secretary’s Certificate of Dartmouth Printing dated June 14, 2011 to Devine, Millimet and Branch, Professional Association certifying the following:

(a)          Articles of Incorporation of Dartmouth Printing

(b)         Bylaws of Dartmouth Printing

(c)          Unanimous Written Consent of Directors of Dartmouth Printing dated March 30, 2011.